EXHIBIT 24.2
                            SPECIAL POWER OF ATTORNEY
                            (for Robert J. Abrahams)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Ernest C. Garcia II, Gregory B. Sullivan, Steven T. Darak, Steven P. Johnson and Judith A. Boyle, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for the company's 1998 Executive Incentive Plan, for filing with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, by Ugly Duckling Corporation, a Delaware corporation, together with any and all amendments to such Form S-8 (including post-effective amendments), and to file the same with all exhibits thereto, and all documents in connection therewith, with the SEC, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

This special power of attorney, unless earlier revoked or terminated, will terminate on February 22, 2000.


DATE: February 19, 1999


                                                          /s/ ROBERT J. ABRAHAMS
                                                      --------------------------
                                                              ROBERT J. ABRAHAMS








UDC.33R.POA for S-8